INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 9 to a Registration Statement on Form N-1A under the Securities Act of 1933, filed under No. 33-51626 relating to Schwartz Value Fund of our report dated January 21, 2000, appearing in the annual report to shareholders of Schwartz Value Fund for December 31, 1999, and to the references to us under the captions "Financial Highlights" and "Auditors" in such Registration Statement.

DELOITTE & TOUCHE LLP

Dayton, Ohio
April 25, 2000